---------------------------------------------------------------




        KAISER ALUMINUM & CHEMICAL CORPORATION, as Issuer,

              KAISER ALUMINA AUSTRALIA CORPORATION,
                       ALPART JAMAICA INC.,
                   KAISER JAMAICA CORPORATION,
                   KAISER FINANCE CORPORATION,
                 KAISER MICROMILL HOLDINGS, LLC,
                  KAISER SIERRA MICROMILLS, LLC,
               KAISER TEXAS SIERRA MICROMILLS, LLC,
            KAISER TEXAS MICROMILL HOLDINGS, LLC, and
                 KAISER BELLWOOD CORPORATION, as
                      Subsidiary Guarantors

                               and

         STATE STREET BANK AND TRUST COMPANY, as Trustee


                   THIRD SUPPLEMENTAL INDENTURE

                    Dated as of July 15, 1997

                                to

                            INDENTURE

                   Dated As of February 1, 1993



            12-3/4% Senior Subordinated Notes due 2003


---------------------------------------------------------------

          THIRD SUPPLEMENTAL INDENTURE, dated as of July 15, 1997, among KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), as Issuer, KAISER ALUMINA AUSTRALIA CORPORATION, a Delaware corporation ("KAAC"), ALPART JAMAICA INC., a Delaware corporation ("AJI"), KAISER JAMAICA CORPORATION, a Delaware corporation ("KJC"), KAISER FINANCE CORPORATION, a Delaware corporation ("Kaiser Finance"), KAISER MICROMILL HOLDINGS, LLC, a Delaware limited liability company ("KMH"), KAISER SIERRA MICROMILLS, LLC, a Delaware limited liability company ("KSM"), KAISER TEXAS SIERRA MICROMILLS, LLC, a Texas limited liability company ("Texas Sierra"), KAISER TEXAS MICROMILL HOLDINGS, LLC, a Texas limited liability company ("Texas Holdings"), and KAISER BELLWOOD CORPORATION, a Delaware corporation ("Kaiser Bellwood"), as Subsidiary Guarantors, and State Street Bank and Trust Company (as successor to The First National Bank of Boston), a Massachusetts trust company, as Trustee (the "Trustee").

          WHEREAS, the Company, KAAC, AJI, KJC and The First National Bank of Boston executed an Indenture, dated as of February 1, 1993 (the "Original Indenture"), in respect of $400,000,000 aggregate principal amount of the Company's 12-3/4% Senior Subordinated Notes due 2003 (the "Securities"), and the Original Indenture was amended by a First Supplemental Indenture, dated as of May 1, 1993, and by a Second Supplemental Indenture, dated as of February 1, 1996 (the Original Indenture, as amended by such First Supplemental Indenture and Second Supplemental Indenture being hereinafter referred to as the "Indenture"); and

          WHEREAS, State Street Bank and Trust Company is the successor to The First National Bank of Boston, as Trustee under the Indenture; and

          WHEREAS, Section 5.12 of the Indenture requires, under circumstances specified in Section 5.12, that the Company shall cause certain Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Subsidiaries of the Company shall be named as additional Subsidiary Guarantors; and

          WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:




                            ARTICLE I

                            AMENDMENTS

          Section 1. The Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, Kaiser Bellwood, and the Trustee hereby amend the Indenture and agree that Kaiser Bellwood shall be a Subsidiary Guarantor for all purposes under the Indenture and the term "Subsidiary Guarantor" shall for all purposes under the Indenture specifically include Kaiser Bellwood.


                           ARTICLE II

                     MISCELLANEOUS PROVISIONS

          Section 2.1. Terms Defined. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

          Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

          Section 2.3. Governing Law. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the principles of the conflict of laws provisions thereof.

          Section 2.4.  Successors and Assigns.  All agreements
of the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas
Sierra, Texas Holdings, and Kaiser Bellwood in this Third
Supplemental Indenture and the Securities shall bind its successors and assigns.

          Section 2.5.  Multiple Counterparts.  This Third
Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 2.6.  Effectiveness.  The provisions of this
Third Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article Eleven of the Indenture.

          Section 2.7. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, and Kaiser Bellwood, or for or with respect to (i) the validity, efficacy or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, and Kaiser Bellwood by corporate action or limited liability company action or otherwise, (iii) the due execution hereof by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra, Texas Holdings, and Kaiser Bellwood, or
(iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.



             [Remainder of Page Intentionally Blank]



                            SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.


KAISER ALUMINUM & CHEMICAL
CORPORATION, as Issuer


By:/s/Karen A. Twitchell
   -------------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
             -----------------
Name:     John Wm. Niemand II
Title:     Secretary


KAISER ALUMINA AUSTRALIA
CORPORATION, as a Subsidiary
Guarantor


By:/s/Karen A. Twitchell
   ------------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
            ----------------
Name:     John Wm. Niemand II
Title:     Secretary



ALPART JAMAICA INC.,
as a Subsidiary Guarantor


By:/s/Karen A. Twitchell
    -----------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
            ----------------
Name:     John Wm. Niemand II
Title:     Secretary

KAISER JAMAICA CORPORATION,
as a Subsidiary Guarantor


By:/s/Karen A. Twitchell
    ------------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
            ---------------
Name:     John Wm. Niemand II
Title:     Secretary

KAISER FINANCE CORPORATION,
as a Subsidiary Guarantor


By:/s/Karen A. Twitchell
    -----------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
            ------------------
Name:     John Wm. Niemand II
Title:     Secretary


KAISER MICROMILL HOLDINGS,
LLC, as a Subsidiary Guarantor


By:/s/Karen A. Twitchell
    -------------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
             ----------------
Name:     John Wm. Niemand II
Title:     Secretary


KAISER SIERRA MICROMILLS, LLC,
as a Subsidiary Guarantor


By:/s/Karen A. Twitchell
    ------------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
             ----------------
Name:     John Wm. Niemand II
Title:     Secretary


KAISER TEXAS SIERRA
MICROMILLS, LLC, as a
Subsidiary Guarantor


By:/s/Karen A. Twitchell
    ----------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
            ----------------
Name:     John Wm. Niemand II
Title:     Secretary


KAISER TEXAS MICROMILL
HOLDINGS, LLC, as a Subsidiary
Guarantor


By:/s/Karen A. Twitchell
    ------------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
             ----------------
Name:     John Wm. Niemand II
Title:     Secretary

KAISER BELLWOOD CORPORATION,
as a Subsidiary Guarantor


By:/s/Karen A. Twitchell
    -----------------------
Name:     Karen A. Twitchell
Title:     Treasurer

Dated: July 15, 1997


Attest:  By:/s/John Wm. Niemand II
             ---------------
Name:     John Wm. Niemand II
Title:     Secretary








STATE STREET BANK AND TRUST
COMPANY, as Trustee


By:/s/James E. Mogavero
    ------------------------
     Name: James E. Mogavero
     Title:Assistant Vice
           President



Dated: July 15, 1997

Attest:  By:/s/ Christina Van Ryzin
        Name:Christina Van Ryzin
          Title: Assistant
                 Secretary